BILLING AGENT AGREEMENT
                               (Medicare/Medicaid)


     This Agreement is made as of the 11th day of March, 1998 (the "Effective Date") by and between MEDI-CEN MANAGEMENT, INC., a Maryland corporation having its principal place of business at 5530 Wisconsin Avenue, Suite 1248, Chevy Chase, Maryland ("Billing Agent") and WASHINGTON NEUROLOGY ASSOCIATES, L.L.P., a Maryland limited liability partnership, having its principal place of operation at 5530 Wisconsin Avenue; Suite 1248, Chevy Chase, Maryland 20815 (the "Partnership").

     WHEREAS, the Partnership requires billing and collection services for Medicare/Medicaid services provided by its employed physicians ("Physician Employees") and employed nonphysician licensed practitioners who practice in an extended role and generate professional charges for their services ("Physician Extenders") and,

     WHEREAS,   Billing  Agent  provides  billing  and  collection  services  to physicians and physician group practices.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereby agree as follows:


A.   Obligations of Billing Agent.

     1. Billing Agent shall bill and collect for Medicare and Medicaid services provided by the Partnership and its Physician Employees and Physician Extenders as agent for the Partnership. Claims for such services shall be prepared in the name and under the provider numbers of the Partnership. The Partnership hereby irrevocably appoints Billing Agent as its agent and attorney-in-fact to bill and collect payments for such services. All of the payments with respect to such services shall be made by check (or electronic funds transfer) payable to the Partnership and shall be deposited into a bank account of the practice of the Partnership (the "Practice Account") with a bank mutually agreed upon by the parties and whose deposits are insured by the FDIC (the "Account Bank"). Withdrawals from such Practice Account by Billing Agent shall require the joint signatures of an authorized agent of the Partnership and an authorized agent of Billing Agent.

     2. The Partnership and its Physician Employees and Physician Extenders hereby authorize Billing Agent to initiate legal proceedings in the name of the Partnership to collect any accounts and monies owed to the Partnership or its Physician Employees or Physician Extenders to enforce the rights of the Partnership and its Physician Employees and Physician Extenders as creditors under any contract or in connection with the rendering of any service hereunder, and to contest adjustments and denials by Medicare or Medicaid (or their carriers or fiscal intermediaries).

B. Compensation to the Partnership; Billing Agent Fees. On a bi-weekly basis during the term of this Agreement, the Partnership shall pay Billing Agent a Billing Agent Fee equal to the actual direct cost to the Billing Agent of billing and collecting Medicare and Medicaid claims on behalf of the Partnership during said two week period. For claims submitted during the immediately preceding two week period, the Billing Agent shall be paid by the Partnership not more than ten (10) days after the end of such two week period.

C.   Term.

     1. Term of Agreement. This Agreement shall commence on the date hereof and shall expire on the thirtieth (30th) anniversary of the date hereof unless sooner terminated pursuant to the terms of this Agreement.

     2. Extended Term. Unless sooner terminated as provided for in this Agreement, the term of this Agreement shall be automatically extended for additional terms of five (5) years each, unless either the Partnership or Billing Agent delivers to the other, not less than six
          (6) months prior to the expiration of the initial or extended term, as applicable, written notice of such party's intention not to extend the term of this Agreement.

     3. Termination By Partnership. The Partnership may terminate this Agreement upon ninety (90) days' prior written notice to Billing Agent in the event of a material breach by Billing Agent of any material term or condition hereof, if such breach is not cured within that ninety (90) day notice period; provided that a majority of the owners of the Partnership affirmatively vote in favor of terminating this Agreement.

     4. Termination By Billing Agent - Partnership Breach. Billing Agent may terminate this Agreement upon ninety (90) days' prior written notice to the Partnership in the event of a material breach by the Partnership of any material term or condition hereof, if such breach is not cured within that ninety (90) day notice period.

     5. Mutual Termination Rights. Either party may terminate this Agreement immediately if the other party: (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary petition or the commencement of any proceeding for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment or indebtedness, reorganization, composition or extension; (iii) files any involuntary petition with or the commencement of any proceeding by or against such party for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, or composition, which petition or proceeding is not dismissed within ninety (90) days of the date on which it is filed or commenced; or
          (iv) suspends the transaction of the usual business of such party for a period in excess of thirty (30) days. In addition to the foregoing bases for termination, this Agreement shall automatically terminate in the event the Management Agreement between the parties dated as of the date hereof shall terminate.

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


     6. Termination Upon Legal Prohibition of Relationship. If, in the opinion (the "Opinion") of nationally recognized health care counsel jointly selected by the parties, it is determined that it is more likely than not that applicable legislation, regulations, rules or procedures (collectively referred to herein as a "Law") in effect or to become effective as of a date certain, or if Billing Agent or the Partnership receives notice (the "Notice") of an actual or threatened decision, finding or action by any governmental or private agency or court (collectively referred to herein as an "Action"), which Law or Action, if or when implemented, would have the effect of subjecting either party to civil or criminal prosecution under state and/or federal laws, or other material adverse proceeding on the basis of their participation herein, then Billing Agent or the Partnership shall provide such Opinion or Notice to the other party. The parties shall attempt in good faith to amend this Agreement to the minimum extent necessary in order to comply with such Law or to avoid the Action, as applicable, and shall utilize mutually agreed upon joint legal counsel to the extent practicable. If, within ninety (90) days of providing written notice of such Opinion or such Notice to the other party, the parties hereto acting in good faith are unable to mutually agree upon and make amendments or alterations to this Agreement to meet the requirements in question, or alternatively, the parties mutually determine in good faith that compliance with such requirements is impossible or unfeasible, then this Agreement shall be terminated without penalty, charge or continuing liability upon the earlier of the following: the date which is one hundred and eighty (180) days subsequent to the date upon which any party gives written notice to the other party, or the effective date upon which the Law or Action prohibits the relationship of the parties pursuant to this Agreement.

     7. Obligations After Termination. Except as otherwise provided herein or in any amendment hereto, following the effective date of termination of this Agreement, both Billing Agent and the Partnership shall cooperate in the final reconciliation of fees owed hereunder, which shall be calculated by Billing Agent no less than six (6) months after termination of this Agreement. In addition, upon termination of this Agreement, Billing Agent shall turn over to the Partnership on diskette or in such other format as the Partnership shall request, all of the Partnership's data, records and information in Billing Agent's possession, and, at the Partnership's option, either (a) immediately cease billing and collection services hereunder, or (b) continue to use best efforts to collect for services billed prior to the date of termination of this Agreement.

D. Reasonable Compensation. The fees paid and payable hereunder by the Partnership to Billing Agent have been determined by the parties through good-faith and arm's length bargaining. No amount paid hereunder is intended to be, nor shall be construed as, an inducement or payment for referral of or recommending referral of, patients by the Partnership to Billing Agent (or its affiliates) or by Billing Agent (or its affiliates) to the Partnership. In addition, the fees charged hereunder do not include any discount, rebate, kickback or other reduction in charge, and the fees charged hereunder are not intended to be, nor shall they be construed as, an inducement or payment for referral, or recommendation of referral, of patients by the Partnership to Billing Agent (or its affiliates) or by Billing Agent (or its affiliates) to the Partnership. The sole purpose of the payments to Billing Agent hereunder is to pay fair market value for services actually rendered by Billing Agent to the Partnership hereunder.

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

E. Confidential Information. This Agreement and its terms shall be confidential, and at no time during or after the termination of this Agreement, except as may be otherwise required by law shall, the Partnership, its employees, independent contractors, or owners disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company any information regarding the terms and conditions of this Agreement, business methods, business policies, procedures, techniques, or trade secrets, or other knowledge or processes of or developed by the Billing Agent, or any other confidential information relating to or dealing with the business operations or activities of the Billing Agent, made known to the Partnership, its employees or its shareholders or learned or acquired by the Partnership, its employees or owners during the term of this Agreement, (collectively, "Company Information"), except as may be expressly authorized by the Billing Agent or any successor to it. Immediately upon the termination of this Agreement, the Partnership and/or the applicable shareholder, employee or independent contractor, or other key employee or independent contractor shall deliver to the Billing Agent all documents, computer disks or other forms of recorded information, including all copies thereof, containing Company Information.

F. Entire Agreement. This Agreement constitutes the entire understanding relating to the subject matter hereof between the parties.

G. Amendment. This Agreement shall not be modified or amended except by a written document executed by both parties to this Agreement.

H.   Access of the  Government to Records.  To the extent that the provisions of
     Section 1861(c)(1)(I) of the Social Security Act [42 U.S.C. ss.1395x(c)(l)(I)] are applicable to this Agreement, the parties agree to make available, upon the written request of the Secretary of the Department of Health and Human Services or upon the request of the Comptroller General, or any of their duly authorized representatives, this Agreement, and other books, records and documents that are necessary to certify the nature and extent of costs incurred by them for services furnished under this Agreement. The obligations hereunder shall extend for four (4) years after furnishing of such services. The parties shall notify each other of any such request for records.

I. Governing Law. This agreement shall be subject to and governed by the laws of the State of Maryland.

J. Notice. Any notice or other communication required by this Agreement to be in writing shall be deemed to have been received by the person or entity to whom it is addressed two (2) business days after it is deposited in the United States mail, postage prepaid, and addressed as follows:

         Billing Agent:    Medi-Cen Management, Inc.
                           5530 Wisconsin Avenue, Suite 1248
                           Chevy Chase, MD 20815
                           Attention: Harrison Jett

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


         The Partnership:  Washington Neurology Associates, L.L.P.
                           5530 Wisconsin Avenue, Suite 1248
                           Chevy Chase, MD 20815

K. Severability; Reformation. In case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; and this Agreement shall, to the fullest extent lawful, be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be valid, legal and enforceable to the maximum extent possible. Without limiting the foregoing, if any provision (or part of provision) contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the fullest extent compatible with then existing applicable law.

L. Assignment. Except as otherwise provided in this paragraph, this Agreement is not transferable or assignable by either party without the prior written consent of the other party; provided that Billing Agent may assign its rights and obligations under the Agreement to any entity that controls, is controlled by, or is under common control with Billing Agent, or is a successor to Billing Agent by merger, consolidation, reorganization or sale of all or substantially all of its assets.

     IN WITNESS WHEREOF, the parties have caused this agreement to be signed by a duly authorized person the day and year first above written.


                                             MEDI-CEN MANAGEMENT, INC.
                                             /s/ Harrison Jett
                                             -----------------------------------
                                          By: CFO
                                             -----------------------------------


                                             WASHINGTON NEUROLOGY ASSOCIATES,
                                               L.L.P.
                                             /s/ P. Steven Macedo
                                             -----------------------------------
                                          By: President
                                             -----------------------------------



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